                                                                   EXHIBIT 10.14


               Restricted Stock Agreement Between the Registrant
            and Peter J. Smith dated February 29, 1996, as amended.



                              Amended and Restated
                           Restricted Stock Agreement
                             under the ANSYS, Inc.
                        1994 Stock Option and Grant Plan


     By this Amended and Restated Restricted Stock Agreement made and entered into as of August 11, 1997, ANSYS, Inc. (formerly "SAS Holdings, Inc."), a Delaware Corporation (the "Company") and Peter J. Smith hereby amend and restate in its entirety the Restricted Stock Agreement entered into by and between the Company and Mr. Smith as of February 29, 1996 as follows:



Name of Grantee:  Peter J. Smith

Class of Shares:  Common Stock

No. of Shares: 130,586/1/                        Grant Date:  February 29, 1996

Per Share Purchase Price:  $2.40


     Pursuant to the Company's 1994 Stock Option and Grant Plan (the "Plan"), as of the Grant Date set forth above, the Company hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

------------------
/1/ Note that all of the numbers expressed herein with respect to the Shares (as defined herein) reflect the Company's 10 for 1 stock split that occurred on April 30, 1996.

     Section 1.  Definitions. For the purposes of this Agreement, the following
     ---------   -----------
terms shall have the following respective meanings:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules
           ---
and regulations thereunder.

          "Common Stock" shall mean the Company's Common Stock, par value $.01
           ------------
per share.

          "Permitted Transferees" shall mean any of the following to whom the
           ---------------------
Grantee may transfer Restricted Shares hereunder: the Grantee's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit of which the Grantor is the settlor; provided, however, that any such trust does not require or permit
         --------  -------
distribution of any Shares during the term of this Agreement unless subject to its terms.

          "Restricted Shares" shall mean all the Shares that are not
           -----------------
Unrestricted Shares.

          "Sale Event" shall mean any of the following transactions: (a) the
           ----------
dissolution or liquidation of the Company; (b) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; or (c) the sale of all of the outstanding stock of the Company to an unrelated person or entity in a merger transaction or otherwise.

          "Shares" shall mean the number of shares of Common Stock being
           ------
purchased by the Grantee on the date hereof and any additional shares of Common Stock received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph hereof.

          "Subsidiary" shall mean any corporation of which stock possessing
           ----------
fifty percent (50%) or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

          "Termination Event" shall mean for purposes of this Agreement the
           -----------------
termination of the Grantee's employment with the Company and its Subsidiaries, whether by reason of retirement, discharge or any other reason, voluntary or involuntary, regardless of the circumstances thereof.

          "Unrestricted Shares" shall mean all shares that have vested in
           -------------------
accordance with the Vesting Schedule attached hereto as Schedule A.
                                                        ----------

     Section 2.  Purchase and Sale of Shares; Investment Representations.
     ---------   -------------------------------------------------------

     2.1.  Purchase and Sale.  On the date hereof, the Company hereby sells to
           -----------------
the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

     2.2.  Investment Representations.  In connection with the purchase and sale
           --------------------------
of the Shares contemplated by Section 2.1 above, the Grantee hereby represents and warrants to the Company as follows:

          (a) The Grantee is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

          (b) The Grantee has had such an opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company and may consult with his own advisers with respect to his investment in the Company.

          (c) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

          (d) The Grantee is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

          (e) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

          (f) The Grantee understands that the Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing. The Company acknowledges that transfers of Shares to Permitted Transferees or to the Company or any of its subsidiaries or assigns are likely to be exempt from such registration requirements.

     Section 3.  Repurchase of Restricted Shares.
     ---------   -------------------------------

     3.1.  Repurchase.  Upon the occurrence of a Termination Event, the Company
           ----------
or its assigns shall repurchase (subject to approval of the Company's senior lender if then required, with the Company to use its best efforts to obtain any such approval), and the Grantee and any Permitted Transferee shall sell to it or them, all of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event, if any, at the per share purchase price set forth above, subject to adjustment as contemplated in the first paragraph hereof. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3.1 are referred to herein as the "Repurchase."

     3.2.  Closing Procedure.  The Company or its assigns shall effect the
           -----------------
Repurchase by delivering or mailing to the Grantee (and/or, if applicable, his Permitted Transferees) written notice within six (6) months after the Termination Event, specifying a date within such six-month period in which the Repurchase shall be effected, provided that if approval of such Repurchase is required as contemplated by Section 3.1, then the Repurchase shall occur promptly after the same is approved if such approval is required but not obtained within such six-month period. Upon such notification, the Grantee and his Permitted Transferees shall promptly surrender to the Company any certificates representing the Restricted Shares being purchased, together with a duly executed stock power for the transfer of such Restricted Shares to the Company or the Company's assignee or assignees (as contemplated by Section 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or his Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a cashier's check for the purchase price of the Restricted Shares. At such time, the Grantee and/or any holder of the Restricted Shares shall deliver to the Company the certificate or certificates representing the Restricted Shares so repurchased, duly endorsed for transfer, free and clear of any lien or encumbrances. The Repurchase obligation specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by the Company and certificates representing such Restricted Shares shall bear legends to such effect.

     3.3.  Remedy.  Without limitation of any other provision of this Agreement
           ------
or other rights, in the event that the Grantee, his Permitted Transferees or any other person or entity is required to sell his or her Restricted Shares pursuant to the provisions of this Section 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it. Upon such deposit by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares to be sold pursuant to the provisions of this Section 3, such Restricted Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

     Section 4.  Restrictions on Transfer of Shares.  None of the Shares now
     ---------   ----------------------------------
owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4. In connection with any transfer of Shares, the Company may require the transferor to provide at his own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

          (a) Transfers to Permitted Transferees.  The Grantee may sell, assign,
              ----------------------------------
transfer or give away any or all of the Shares to Permitted Transferees;

provided, however,
--------  -------
that any such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including without limitation, the provisions of Section 3 (with respect to Restricted Shares only) and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

          (b) Transfers Upon Death.  Upon the death of the Grantee, the Shares
              --------------------
held by the Grantee may be transferred and distributed by will or other instrument taking effect at his death or by the laws of descent and distribution to the Grantee's estate, executors, administrators and personal representatives, and then to the Grantees' heirs, legatees or distributees whether or not such heirs, legatees or distributees are Permitted Transferees; provided, however,
                                                           --------  -------
that any such transferees shall be subject to the provisions of Section 3 (with respect to Restricted Shares only) hereof and this Section 4.

          (c) Other Transfers.  The Grantee shall not transfer all or any part
              ---------------
of the Restricted Shares except in connection with a Sale Event and except as provided in Sections 4(a) and (b) above.

     Section 5.  Legend.  Any certificate(s) representing the Shares shall carry
                 ------
substantially the following legends:



               "The transferability of this Certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated February 29, 1996 between the Company and the holder of this Certificate (a copy of which is available at the offices of the Company for examination)."



     and



               "The shares represented by this Certificate have not been registered under the Securities Act of 1933 or the securities laws of any State. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."



     Section 6.  Escrow.  In order to carry out the provisions of Sections 3 and
     ---------   ------
4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee, as the Grantee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are transferred in accordance with this Agreement, the Company shall, at the written request of the Grantee, deliver to the Grantee (or his proposed transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6. All Shares which remain in escrow upon the termination of this Agreement shall then be delivered to the Grantee and/or the record holders of such Shares. The right to vote the Shares and to receive cash dividends on the Shares shall remain in the Grantee unless and until the Shares are purchased by the Company pursuant to any Repurchase. The Company upon request by the Grantee shall promptly process and release at its expense certificates representing Unrestricted Shares to the Grantee.



     Section 7.  Withholding Taxes.  The Grantee acknowledges and agrees that
     ---------   -----------------
the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to
Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with
Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.



     Section 8.  Assignment.  At the discretion of the Board of Directors of the
     ---------   ----------
Company, the Company shall have the right to assign the right to exercise its obligations and rights with respect to the Repurchase to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.



     Section 9.  Miscellaneous Provisions.
     ---------   ------------------------



     9.1.  Equitable Relief.  The parties hereto agree and declare that legal
           ----------------
remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.



     9.2.  Change and Modifications.  This Agreement may not be orally changed,
           ------------------------
modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.



     9.3.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware.



     9.4.  Headings.  The headings are intended only for convenience in finding
           --------
the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

     9.5.  Saving Clause.  If any provision(s) of this Agreement shall be
           -------------
determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.



     9.6.  Notices.  All notices, requests, consents and other communications
           -------
shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.



     9.7.  Benefit and Binding Effect.  This Agreement shall be binding upon and
           --------------------------
shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.



     9.8.  Counterparts.  For the convenience of the parties and to facilitate
           ------------
execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Amended and Restated Restricted Stock Agreement as of the date first above written.



                                    ANSYS, Inc.

                                    By:  /S/ John M. Sherbin II
                                         ----------------------
                                    Name: John M. Sherbin II
                                          ------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    GRANTEE

                                       /S/ Peter J. Smith
                                       ------------------
                                       Peter J. Smith

                                    ____________________________________

                                    ____________________________________
                                    [Address]

                                 Schedule A
                                 ----------

                               Vesting Schedule
                               ----------------



     1.  Time-Based Vesting.  As of the date hereof, all of the Shares are
         ------------------
Restricted Shares. On April 1, 1998 and the first day of each month thereafter until all Shares are Unrestricted Shares or vesting has ceased in accordance with the terms hereof, an incremental 10,000 of the Shares shall vest and become Unrestricted Shares such that all of the Shares shall be Unrestricted Shares on May 1, 1999 unless prior thereto an event which results in termination of vesting shall occur.



     2.  Vesting on Sale Event.  In the event of a Sale Event, as defined in the
         ---------------------
attached Restricted Stock Agreement, any unvested tranches of Shares will vest and become Unrestricted Shares as of the closing of such transaction (and will vest contingent upon the closing thereof).



     3.  Termination of Vesting.  Notwithstanding the foregoing paragraphs of
         ----------------------
this Schedule A or any provision of the Restricted Stock Agreement, no Restricted Shares shall vest after a Termination Event and all Restricted Shares as of the date of any Termination Event shall remain subject to the Repurchase.